EXECUTION COPY

LOAN AGREEMENT
dated as of
September 22, 2014
among
DENTSPLY INTERNATIONAL INC.
The Lenders Party Hereto
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Administrative Agent
____________________
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Sole Mandated Lead Arranger and Sole Bookrunner
DEVELOPMENT BANK OF JAPAN INC.
as Co-Arranger

ACTIVE 202817408v.10

Table of Contents
Page
ARTICLE I Definitions    1
SECTION 1.01    Defined Terms    1
SECTION 1.02    [Intentionally Omitted]    13
SECTION 1.03    Terms Generally    13
SECTION 1.04    Accounting Terms; GAAP    13
SECTION 1.05    Status of Obligations    14
ARTICLE II The Credits    14
SECTION 2.01    Commitments    14
SECTION 2.02    Loans and Borrowings    14
SECTION 2.03    Requests for Borrowings    14
SECTION 2.04    [Intentionally Omitted]    15
SECTION 2.05    [Intentionally Omitted]    15
SECTION 2.06    Exemption from Liability of Lenders    15
SECTION 2.07    Funding of Borrowings    15
SECTION 2.08    Interest Periods    15
SECTION 2.09    Termination of Commitments    16
SECTION 2.10    Repayment of Loans; Evidence of Debt    16
SECTION 2.11    Prepayment of Loans    16
SECTION 2.12    Fees    17
SECTION 2.13    Interest    17
SECTION 2.14    Alternate Rate of Interest    18
SECTION 2.15    Increased Costs    18
SECTION 2.16    Break Funding Payments    19
SECTION 2.17    Taxes    20
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    22
SECTION 2.19    Mitigation Obligations; Replacement of Lenders    24
SECTION 2.20    Illegality    25
SECTION 2.21    Obligation to Make Payments in Japanese Yen    25
SECTION 2.22    Defaulting Lenders    25
ARTICLE III Representations and Warranties    26
SECTION 3.01    Representations and Warranties of the Borrower    26
ARTICLE IV Conditions    27
SECTION 4.01    Effective Date    27
SECTION 4.02    Funding Date    28
ARTICLE V Affirmative Covenants    29
SECTION 5.01    Compliance with Laws, Etc    29
SECTION 5.02    Payment of Taxes, Etc    29
SECTION 5.03    Maintenance of Insurance    29
SECTION 5.04    Preservation of Corporate Existence, Etc    30
SECTION 5.05    Visitation Rights    30
SECTION 5.06    Keeping of Books    30

SECTION 5.07    Maintenance of Properties, Etc    30
SECTION 5.08    Transactions with Affiliates    30
SECTION 5.09    Reporting Requirements    30
SECTION 5.10    Use of Proceeds    31
SECTION 5.11    Pari Passu Ranking    32
ARTICLE VI Negative Covenants    32
SECTION 6.01    Liens, Etc    32
SECTION 6.02    Mergers, Etc    32
SECTION 6.03    Accounting Changes    33
SECTION 6.04    Subsidiary Debt    33
SECTION 6.05    Change in Nature of Business    33
SECTION 6.06    Financial Covenants    33
ARTICLE VII Events of Default    34
SECTION 7.01    Events of Default and Remedies    34
ARTICLE VIII The Administrative Agent    36
ARTICLE IX Miscellaneous    38
SECTION 9.01    Notices    38
SECTION 9.02    Waivers; Amendments    39
SECTION 9.03    Expenses; Indemnity; Damage Waiver    41
SECTION 9.04    Successors and Assigns    42
SECTION 9.05    Survival    45
SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution    45
SECTION 9.07    Severability    46
SECTION 9.08    Right of Setoff    46
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process    46
SECTION 9.10    WAIVER OF JURY TRIAL    46
SECTION 9.11    Headings    47
SECTION 9.12    Confidentiality    47
SECTION 9.13    USA PATRIOT Act    48
SECTION 9.14    Interest Rate Limitation    48
SECTION 9.15    No Advisory or Fiduciary Responsibility    48
SECTION 9.16    Use of English Language    48
SECTION 9.17    Decision-Making of the Required Lenders    49

SCHEDULES:

Schedule 2.01    –    Commitments
Schedule 6.01    –    Existing Liens
Schedule 6.04    –     Existing Debt
EXHIBITS:
Exhibit A     –    Form of Assignment and Assumption
Exhibit B     –    Form of Opinion of General Counsel to Borrower
Exhibit C     –    [Intentionally Omitted]
Exhibit D     –    [Intentionally Omitted]
Exhibit E     –    List of Closing Documents
Exhibit F     –    [Intentionally Omitted]
Exhibit G-1     –    Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit G-2     –    Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit G-3     –    Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit G-4     –    Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit H     –    Form of Borrowing Request
Exhibit I     –    Form of Receipt

LOAN AGREEMENT (this “Agreement”) dated as of September 22, 2014 among DENTSPLY INTERNATIONAL INC., the LENDERS from time to time party hereto and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Adjusted LIBO Rate” means, with respect to any Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to such term in Section 9.01(d).
“Agent Payment Office” of the Administrative Agent shall mean the office, branch, affiliate or correspondent bank of the Administrative Agent as specified from time to time by the Administrative Agent to the Borrower and each Lender.
“Agreement” has the meaning assigned to such term in the preamble.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, (a) at any time prior to the funding of the Loans on the Funding Date, the percentage of the aggregate Commitments of all the Lenders represented by such Lender’s Commitment (provided that, in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the aggregate Commitments of all the Lenders (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment in accordance with Section 2.22) and (b) at any time after the funding of the Loans on the Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders.
“Applicable Margin” means a rate per annum equal to 0.70%.

“Applicable Rate of Interest” means, for any day, the sum of (a) the Adjusted LIBO Rate for the Interest Period in effect for the Loans at such time plus (b) the Applicable Margin.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Arranger” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as sole mandated lead arranger and sole bookrunner for the credit facility evidenced by this Agreement.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Astra Tech” means Astra Tech AB, a private company limited by shares incorporated in Sweden.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means DENTSPLY International Inc., a Delaware corporation.
“Borrowing” means Loans made or continued on the same date.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit H.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Tokyo, London or New York City are authorized or required by law to remain closed; provided that the term “Business Day” shall also exclude any day on which banks are not open for dealings in Japanese Yen in the London interbank market or the principal financial center of Japanese Yen.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, policy, regulation or treaty, (b) any change in any law, rule, policy, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, rule, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued on or after the date of this Agreement or (d) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued or promulgated in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives issued or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, promulgated, issued or implemented.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“COF Rate” has the meaning assigned to such term in Section 2.14(a).
“Commitment” means (a) with respect to each Lender, the commitment of such Lender to make Loans as set forth on Schedule 2.01 or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable, as such commitment may be (x) reduced or terminated from time to time pursuant to Section 2.09 and (y) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Lenders, the aggregate commitments of all Lenders to make Loans, which aggregate commitments shall be JPY 12,552,500,000 on the date of this Agreement. After advancing the Loans, each reference to a Lender’s Commitment shall refer to that Lender’s Applicable Percentage of the Loans.
“Communications” has the meaning assigned to such term in Section 9.01(d).
“Consignment Agreements” means, collectively, (i) that certain Consignment Agreement dated as of February 15, 2002 by and between OMG AG & Co. KG and the Borrower, (ii) that certain Consignment Agreement dated as of December 15, 2005 by and between ABN Amro Bank N.V., Australian Branch and the Borrower, (iii) that certain Consignment and Forward Contracts Agreement dated as of December 20, 2001 by and between The Bank of Nova Scotia and the Borrower, (iv) that certain Consignment Agreement dated as of January 30, 2002 by and between Dresdner Bank AG, Frankfurt and the Borrower, (v) that certain Consignment Agreement dated as of December 20, 2001 by and between JPMorgan Chase Bank and the Borrower and (vi) that certain Consignment Agreement dated as of December 20, 2001 by and between Mitsui & Co., Precious Metals Inc. and the Borrower, in each case as each may be amended, restated, supplemented or otherwise modified from time to time.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Swap Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.
“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person, provided that Debt for Borrowed Money of the Borrower and its Subsidiaries shall not include Debt incurred in connection with the Consignment Agreements relating to the consignment of precious metals between the Borrower and certain counterparties.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied) or (b) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. Notwithstanding anything to the contrary above, a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity in such Lender or its parent company by any Governmental Authority.
“Disbursement Suspension Event” means (i) the occurrence of natural calamity or war, (ii) the suspension or disruption of electricity, communication or various clearing and settlement systems, (iii) any event that has occurred in the interbank market and that has made it impossible to carry out the lending and borrowing transactions in funds or (iv) any other event out of the control of the Lenders which the Required Lenders or the Administrative Agent determines has made disbursement of the Loans in accordance with this Agreement impossible.
“Discount Rate” means, with respect to any prepayment of the Loans, the average daily LIBO Rate for the six (6) month period immediately preceding the date of such prepayment, plus the Applicable Margin.
“Dollars” or “$” refers to lawful money of the United States of America.
“EBITDA” means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense (d) amortization expense, (e) other non-cash charges (less unusual or non-recurring non-cash income or gains) and (f) any extraordinary, non-recurring or unusual fees, expenses or other charges incurred in connection with any acquisition by the Borrower or a Subsidiary (including the issuance or repayment of Debt related to such acquisition), and any corporate reorganization and integration activities which are related to such acquisition, in each case determined in accordance with GAAP for such period.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA

(without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“Event of Default” has the meaning specified in Section 7.01.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) and (d) any United States of America withholding tax that is imposed by FATCA.
“Existing Loan Agreement” means the JPY 12,552,500,000 Term Loan Agreement, dated September 21, 2011, among the Borrower, the lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as agent, as amended, restated, supplemented or otherwise modified prior to the Effective Date.
“Existing Debt” has the meaning specified in Section 6.04(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funding Date” means September 29, 2014.
“GAAP” has the meaning specified in Section 1.04.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated August 2014 relating to the Borrower and the Transactions.
“Interest Payment Date” means each March 29, June 29, September 29 and December 29 of each year, commencing on December 29, 2014, and the Maturity Date; provided that, in the event that any such date is not a Business Day, such date shall be the immediately succeeding Business Day unless such immediately succeeding Business Day falls in the next calendar month, in which case such date shall be the immediately preceding Business Day.
“Interest Period” means, with respect to any Loan, (i) initially, the period commencing on the Business Day on which such Loan is made under this Agreement and ending on the next succeeding Interest Payment Date and (ii) thereafter, the period commencing on the last Business Day of the immediately preceding Interest Period therefor and ending on the next succeeding Interest Payment Date, or, in the case of the final Interest Period, the Maturity Date; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for Japanese Yen) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for Japanese Yen) that exceeds the Impacted Interest Period, in each case, at such time.
“Japanese Yen” or “JPY” means the lawful currency of Japan.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Borrowing and for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Japanese Yen for a period of three (3) months as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; provided that, if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means this Agreement, the Receipt and any and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower, or any employee of the Borrower, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Change” means any material adverse change in the business, financial condition or operations of the Borrower or the Borrower and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Borrower and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
“Maturity Date” means September 29, 2019.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any instruments at any time evidencing any thereof.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Overnight Foreign Currency Rate” means the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in Japanese Yen (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for Japanese Yen as determined above and in an amount comparable to the unpaid principal amount of the related Borrowing, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in Japanese Yen.
“Participant” has the meaning assigned to such term in Section 9.04.
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.02 hereof; (b) Liens imposed by law, such as landlords’, banks’ (and rights of set-off), warehousemen’s, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers’ compensation laws, laws related to unemployment insurance and other types of social security or similar legislation or Liens to secure public or statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations; (d) easements, rights of way, restrictions, encroachments, encumbrances and other minor defects or irregularities in title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) interest or title of a lessor, lessee, sublessor or sublessee under any lease or sublease permitted hereunder and any interest or title of a licensor, licensee, sublicensor or sublicensee under any license or sublicense permitted hereunder; (f) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower in connection with any letter of intent or purchase agreement permitted hereunder; (g) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods; (i) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property; (j) Liens arising out of judgments, decrees, orders or awards that do not constitute an Event of Default under Section 7.01; and (k) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.09.
“Quotation Day” means, with respect to any Borrowing for any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (unless market practice differs in the relevant market where the LIBO Rate for Japanese Yen is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).
“Receipt” means the receipt issued by the Borrower pursuant to Section 2.10(e), evidencing the aggregate indebtedness of the Borrower to the Lenders resulting from the Loans made by the Lenders.
“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in Japanese Yen and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in Japanese Yen and for that period.
“Reference Banks” means the principal London (or other applicable) offices of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and such other banks as may be appointed by the Administrative Agent in consultation with the Borrower. No Lender shall be obligated to be a Reference Bank without its consent.

“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Required Lenders” means, (a) at any time prior to the funding of the Loans on the Funding Date, Lenders having unused Commitments representing more than 50% of the sum of the total unused Commitments at such time and (b) at any time after the funding of the Loans on the Funding Date, Lenders having outstanding Loans representing more than 50% of the sum of the total outstanding Loans at such time.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other

Governmental Authority for any category of deposits or liabilities customarily used to fund loans in Japanese Yen, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement. The Administrative Agent shall have the discretion, but shall not have any obligation, duty or responsibility, to determine the Statutory Reserve Rate.
“Subordinated Indebtedness” means any Debt of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.
“subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other subsidiaries.
“Subsidiary” means any subsidiary of the Borrower.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions and the use of the proceeds thereof.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02    [Intentionally Omitted].

SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.01(e) (“GAAP”); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases each in a manner consistent with its current treatment under generally accepted accounting principles as in effect on the Effective Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

SECTION 1.05    Status of Obligations. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
ARTICLE II

The Credits
SECTION 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make a Loan to the Borrower in Japanese Yen on the Funding Date, in an amount equal to such Lender’s Commitment. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.
SECTION 2.02    Loans and Borrowings. (a) The Loans shall be made as part of a single Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
SECTION 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Borrower) not later than 11:00 a.m., Tokyo time, four (4) Business Days before the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day; and
(iii)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04    [Intentionally Omitted].
SECTION 2.05    [Intentionally Omitted].
SECTION 2.06    Exemption from Liability of Lenders.
(a)    If any Disbursement Suspension Event has occurred with respect to the Lenders, the Administrative Agent shall forthwith notify the Borrower and the Lenders thereof in writing.
(b)    Where notification was dispatched by the Administrative Agent to the Borrower and the Lenders of an occurrence of the Disbursement Suspension Event prior to the Funding Date and subsequently no further notification has been dispatched by the Administrative Agent to the Borrower and the Lenders to the effect that such Disbursement Suspension Event has ceased to exist in the reasonable judgment of the Required Lenders and the Administrative Agent prior to the Funding Date, then the Lenders shall be relieved of their obligations to make the Loans to the Borrower.
SECTION 2.07    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., Tokyo time, at the Agent Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender no later than 5:00 p.m., Tokyo time, four (4) Business Days prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Applicable Rate of Interest and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate) or (ii) in the case of the Borrower, the interest rate applicable to the Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08    Interest Periods. At the end of the Interest Period for any Borrowing, such Borrowing shall automatically continue as a Borrowing with an Interest Period of three months.
SECTION 2.09    Termination of Commitments. (a) Unless previously terminated, the Commitments shall terminate at 3:00 p.m. (Tokyo time) on the Funding Date.
(b)    The Borrower may at any time prior to the Funding Date terminate or reduce the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of JPY 100,000,000 and not less than JPY 100,000,000.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section no later than 11:00 a.m., Tokyo time, three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrower on the Maturity Date in Japanese Yen.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.
(e)    Upon the disbursement of the Loans in accordance with Section 2.01, the Borrower shall without delay deliver to the Administrative Agent a receipt in the form attached hereto as Exhibit I (the “Receipt”) stating the aggregate amount of the Loans and the detailed description of each Loan. The Administrative Agent, upon receipt of such Receipt, shall forthwith forward a copy of such Receipt to each Lender who has made its Loan. The Administrative Agent shall retain the original of such Receipt for the account of each such Lender until the entire amount of the Loans shall have been paid.
SECTION 2.11    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The Borrower shall notify the Administrative Agent by written notice (promptly followed by telephonic confirmation of such request) of any prepayment hereunder not later than 11:00 a.m., Tokyo time, fifteen (15) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent no later than 11:00 a.m., Tokyo time, five (5) Business Days prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of the Loans shall be in an integral multiple of JPY 100,000,000 and not less than JPY 100,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans. Prepayments shall be accompanied by (i) a prepayment premium to the extent required by Section 2.11(b), (ii) accrued interest to the extent required by Section 2.13 and (iii) break funding payments pursuant to Section 2.16.
(b)    In connection with any voluntary prepayment of the Loans made pursuant to this Section 2.11 within the eighteen (18) month period following the Funding Date (the final day of such period, the “Call Protection Date”), the Borrower shall pay to Administrative Agent for the account of the Lenders a prepayment premium equal to the net present value of the Applicable Margin (discounted at the Discount Rate) that would have been payable on the prepaid principal amount from the date of such prepayment to (but not including) the Call Protection Date on the principal amount so prepaid. For the avoidance of doubt, no premium is payable under this Section 2.11(b) from and after the Call Protection Date.
SECTION 2.12    Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(b)    All fees payable hereunder shall be paid on the dates due, in Japanese Yen and immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
SECTION 2.13    Interest. (a) The Loans shall bear interest at the Applicable Rate of Interest.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to the Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day), with division being made at the end of the calculation with any fraction of less than JPY 1 being rounded down. The applicable Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Alternate Rate of Interest.
(a)    If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for Japanese Yen with respect to such Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Borrowing; provided that if less than two

Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Borrowing, the LIBO Rate shall be equal to the cost to each Lender to fund its pro rata share of such Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion, such rate, the “COF Rate”).
(b)    If prior to the commencement of any Interest Period for a Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan denominated in Japanese Yen or for the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan denominated in Japanese Yen or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, then the LIBO Rate for such Borrowing shall be the COF Rate.
SECTION 2.15    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender; or
(iii)    subject the Administrative Agent or any Lender to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to the Administrative Agent or any Lender in respect of its Loans, loan principal, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder, whether of principal, interest or otherwise, then the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the

Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (c) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event but excluding loss of anticipated profits. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Applicable Rate of Interest that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Japanese Yen of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17    Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Borrower shall pay any Other Taxes related to the Borrower and imposed on or incurred by the Administrative Agent or a Lender to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes and Other Taxes, only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent or a Borrower (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or Borrower (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)    (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if the Lender reasonably determines that such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative

Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E and (2) a certificate substantially in the form of Exhibit G (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(g)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(h)    If a payment made to a Lender under any Loan Document would be subject to United States of America federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as applicable, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, as applicable, as may be necessary for the Administrative Agent or the Borrower, as applicable, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 10:30 a.m., Tokyo time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in Japanese Yen and (ii) to the Administrative Agent at the Agent Payment Office, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless otherwise specified in this Agreement), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing, currency control or exchange regulations are imposed in Japan with the result that Japanese Yen (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder shall instead be made when due in an amount equal to the equivalent thereof in Dollars (calculated on the basis of the exchange rate for Japanese Yen (as reasonably determined by the Administrative Agent in consultation with the Borrower) as of the date of repayment), it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees then due to such parties, (ii) second, towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (iii) third, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    At the election of the Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the

Applicable Rate of Interest and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate).
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including amounts payable pursuant to Section 2.16(c)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20    Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain its Loans hereunder or comply with its obligations under this Agreement, such Lender shall forthwith give notice of such circumstances to the Borrower, the Administrative Agent and the other Lenders and thereupon (a) the Commitment of such Lender to make Loans hereunder shall forthwith be suspended, and (b) such Lender’s portion of the Loans then outstanding shall, if required by such Lender, be prepaid in full by the Borrower together with all accrued and unpaid interest thereon and, in the event that the Borrower shall prepay any portion of any Loan prior to the last day of the Interest Period relating thereto, Borrower shall indemnify such Lender in respect of such prepayment in accordance with Section 2.16, without penalty or premium (notwithstanding any provision of Section 2.11(b) to the contrary), on the next Interest Payment Date or on such earlier date as such Lender may certify as being necessary in order to comply with the relevant law or requirement.
SECTION 2.21    Obligation to Make Payments in Japanese Yen. The obligation of the Borrower to make payments in Japanese Yen of the principal of and interest on the Loans and any other amounts due hereunder or under any other Loan Document shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Japanese Yen, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at the Agent Payment Office on behalf of the Lenders of the full amount of Japanese Yen expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder or under any other Loan Document. The obligation of the Borrower to make payments in Japanese Yen as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Japanese Yen of the amount, if any, by which such actual receipt shall fall short of the full amount of Japanese Yen expressed to be payable in respect of the principal of and interest on the Loans and any other amounts due under any other Loan Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Loan Document.
SECTION 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender, the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this paragraph shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.
In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

Representations and Warranties
SECTION 3.01    Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    The execution, delivery and performance by the Borrower of this Agreement and the Receipt to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws, (ii) any law in any material respect or (iii) any contractual restriction binding on or affecting the Borrower, except in the case of this clause (iii), to the extent such contravention could not reasonably be expected to result in a Material Adverse Effect.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party (except for such approvals, notices or filings which are obtained on or before the Effective Date, have been disclosed in writing to the Arranger, and remain in full force and effect) is required for the due execution, delivery and performance by the Borrower of this Agreement or the Receipt to be delivered by it.
(d)    This Agreement has been, and the Receipt to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and the Receipt when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.
(e)    The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2013, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PricewaterhouseCoopers LLC, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2014, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer, treasurer or controller of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2014, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2013, there has been no Material Adverse Change.
(f)    There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the Receipt or the consummation of the transactions contemplated hereby.
(g)    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof.
(h)    The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i)    Neither the Information Memorandum nor any other written information, exhibit or report other than projections and information of a general economic or general industry nature furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation and syndication of this Agreement or pursuant to the terms of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading as of the date made, in light of the circumstances in which the same were made; provided, that the foregoing representations to the extent relating to Astra Tech are, until and including the Effective Date, made only to the best of the Borrower’s knowledge.
(j)    The Borrower is Solvent on a consolidated basis.
(k)    The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its Subsidiaries with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors or officers, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions. For purposes of this Section 3.01(k), the word “knowledge” shall be deemed to mean actual knowledge (and not imputed or constructive knowledge) of an officer or director of the Borrower or any Subsidiary, as applicable.
(l)    The respective obligations of the Borrower under this Agreement rank, and shall continue to rank, at least pari passu in respect of priority of payment and in all other respects with all other unsecured and unsubordinated Debt of the Borrower, except as otherwise provided by applicable laws of bankruptcy, insolvency, liquidation or similar laws of general application.
ARTICLE IV

Conditions
SECTION 4.01    Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.
(b)    The Lenders shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Deborah M. Rasin, general counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c)    The Lenders shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(e)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of the Borrower, confirming that the Borrower is, on a consolidated basis, Solvent at the Effective Date and immediately after giving effect to the Transactions.
(f)    The Administrative Agent shall have received a copy of the identification page of the passport (which is effective as of the date of execution of this Agreement) of the representative of the Borrower who will sign this Agreement.
(g)    The Administrative Agent shall have received reasonably satisfactory evidence that all governmental and third party approvals necessary (including the Patriot Act) in connection with the credit facility contemplated hereby has been obtained and is in full force and effect.
(h)    The Administrative Agent shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
(i)    The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least 1 Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02    Funding Date. The obligation of each Lender to make a Loan is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.
(b)    At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
(c)    The Administrative Agent shall have received evidence satisfactory to it that the Existing Loan Agreement shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans).

(d)    No Disbursement Suspension Event shall have occurred and be continuing with respect to the Lenders and the obligations of the Lenders to make the Loans have not been released pursuant to Section 2.06.
(e)    No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make any Loan.
The Borrowing of the Loans shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants
So long as any Loan shall remain unpaid, the Borrower will:
SECTION 5.01    Compliance with Laws, Etc. (f) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Patriot Act, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its Subsidiaries with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.02    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.
SECTION 5.03    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.
SECTION 5.04    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 6.02 and provided further that neither the Borrower nor any of its Subsidiaries shall be required to maintain corporate existence of any subsidiary or preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

SECTION 5.05    Visitation Rights. At any reasonable time upon reasonable notice during normal business hours and from time to time, permit the Administrative Agent or any authorized agents or representatives thereof, to examine and make copies of and abstracts from the financial records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that, such visitation rights shall not be exercised more frequently than once during any calendar quarter, except during the existence of an Event of Default.
SECTION 5.06    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.
SECTION 5.07    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.08    Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and not materially less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, that the foregoing restriction shall not apply to (a) any transaction between or among the Borrower and its Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation arrangements (including severance arrangements to the extent approved by a majority of the disinterested members of the Borrower’s or the applicable Subsidiary’s board of directors (or similar governing body) or the applicable committee thereof) for present or former officers and other employees entered into in the ordinary course of business; (d) indemnities provided for the benefit of, directors, officers or employees of the Borrower and its Subsidiaries in the ordinary course of business; and (e) loans and advances to employees of the Borrower and its Subsidiaries permitted hereunder.
SECTION 5.09    Reporting Requirements. Furnish to the Lenders:
(a)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or controller of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, treasurer or controller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.06, provided that, subject to Section 1.04, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.06, a statement of reconciliation conforming such financial statements to GAAP;
(b)    as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by PricewaterhouseCoopers LLC or other independent public accountants acceptable to the Required Lenders and certificates of the chief financial officer, treasurer or controller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.06, provided that, subject to Section 1.04, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.06, a statement of reconciliation conforming such financial statements to GAAP;
(c)    as soon as possible and in any event within five days after the chief financial officer, treasurer or controller of the Borrower obtains knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or controller of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;
(d)    promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the SEC or any national securities exchange;
(e)    promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 3.01(f); and
(f)    such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
SECTION 5.10    Use of Proceeds. (e) Use the proceeds of the Borrowings to provide working capital from time to time for the Borrower and other general corporate purposes and (y) not request any Borrowing, and not use, and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not request any Borrowing, and not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.11    Pari Passu Ranking. Take all such actions as shall be necessary to cause the respective obligations of the Borrower under this Agreement to rank, and continue to rank, at least pari passu in respect of priority of payment and in all other respects with all other unsecured and unsubordinated Debt of the Borrower, except as otherwise provided by applicable laws of bankruptcy, insolvency, liquidation or similar laws of general application.
ARTICLE VI

Negative Covenants
So long as any Loan shall remain unpaid, the Borrower will not:

SECTION 6.01    Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(a)    Permitted Liens;
(b)    purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (b) shall not exceed the amount specified therefor in Section 6.04(c) at any time outstanding;
(c)    the Liens existing on the Effective Date and described on Schedule 6.01 hereto;
(d)    Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;
(e)    other Liens securing Debt in an aggregate principal amount not to exceed the amount specified therefor in Section 6.04(d) at any time outstanding; and
(f)    the replacement, extension or renewal of any Lien permitted by clauses (c) or (d) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.
SECTION 6.02    Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
SECTION 6.03    Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.
SECTION 6.04    Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

(a)    Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower or Debt under this Agreement or the Receipt;
(b)    Debt existing on the Effective Date and described on Schedule 6.04 hereto (the “Existing Debt”), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;
(c)    Debt secured by Liens permitted by Section 6.01(b) aggregating for all of the Borrower’s Subsidiaries not more than $100,000,000 at any one time outstanding;
(d)    Debt that, in aggregate with all Debt secured by Liens permitted by Section 6.01(e), does not exceed an amount equal to 15% of Consolidated net worth of the Borrower and its Subsidiaries at any one time outstanding; and
(e)    endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
SECTION 6.05    Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business as carried on by the Borrower and its Subsidiaries at the date hereof; provided that the nature of the businesses carried on by Astra Tech as of the date hereof shall be deemed to be in the nature of the business carried on by the Borrower and its Subsidiaries.
SECTION 6.06    Financial Covenants. The Borrower will:
(a)    Leverage Ratio. Maintain a ratio of Consolidated Debt for Borrowed Money to the sum of Consolidated Debt for Borrowed Money plus Consolidated net worth of the Borrower and its Subsidiaries of not greater than 0.55 to 1.00.
(b)    Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA for the period of four fiscal quarters then ended of the Borrower and its Subsidiaries to the sum of interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money during such period by the Borrower and its Subsidiaries of not less than 3.5 to 1.0.
ARTICLE VII

Events of Default
SECTION 7.01    Events of Default and Remedies. If any of the following events (each an “Event of Default”) shall occur and be continuing:
(a)    The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement or the Receipt within five Business Days after the same becomes due and payable; or

(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
(c)    (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.04, 5.05, 5.08, 5.09 or 5.10 or Article VI, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure pursuant to this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(d)    The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $75,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than (i) by a regularly scheduled required prepayment or redemption or (ii) a prepayment or redemption required solely as a result of the proceeds of such Debt not having been applied to consummate a transaction or toward any other purpose for which such Debt was incurred), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or
(e)    The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (e); or
(f)    one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or
(g)    (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the

Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or
(h)    The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $75,000,000 in the aggregate as a result of one or more of the following:
(i)    the occurrence of any ERISA Event;
(ii)    the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or
(iii)    the reorganization or termination of a Multiemployer Plan;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE VIII

The Administrative Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
In the event the Administrative Agent is also one of the Lenders, in calculation of the amount of distribution to each Lender pursuant to the provisions of Section 2.18, any fraction of less than JPY 1 resulting from such calculation shall be rounded down with respect to the distribution to each Lender other than the Administrative Agent and the amount of distribution to the Lender which is also the Administrative

Agent shall be the balance remaining after deduction of the aggregate of the amounts of distribution to the other Lenders from the total amount of distribution to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with offices in New York, New York and Tokyo, Japan, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Agreement as an Arranger or Co-Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Arranger or Co-Arranger, as the case may be, as it makes with respect to the Administrative Agent in the preceding paragraph.
Except with respect to the exercise of setoff rights of any Lender, in accordance with Section 9.08, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE IX

Miscellaneous
SECTION 9.01    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it c/o DENTSPLY International Inc., 221 West Philadelphia Street, York, Pennsylvania 17405, Attention of Treasurer (Telecopy No. (717) 849‑4759); Telephone No. (717) 845-7511);
(ii)    if to the Administrative Agent, to The Bank of Tokyo-Mitsubishi UFJ, Ltd., JP Tower 2-7-2, Marunouchi, Chiyoda-ku, Tokyo, Japan, Attention of Syndicated Finance Division (Telecopy No. +81-3-5252-5609); and
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)    Electronic Systems.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02    Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the initial Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent (together with (A) a single local counsel and single specialist counsel (for each relevant jurisdiction and relevant specialization), as reasonably required and (B) in the case of an actual conflict of interest, one additional counsel for each relevant jurisdiction and/or specialization for similarly situated parties); provided, that the Borrower shall not be obligated to pay for any other third party advisor hired without the consent of the Borrower (such consent not to be unreasonably withheld)), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
SECTION 9.04    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a) or 7.01(e) has occurred and is continuing, any other assignee; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than JPY 100,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a) or 7.01(e) has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of JPY 500,000 together with any associated tax, all such amounts to be paid by the assigning Lender (unless otherwise agreed by the assigning Lender and the assignee Lender); and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
Notwithstanding the foregoing, if the consent of the Borrower is required pursuant to this Section 9.04(b) in connection with any proposed assignment, then the Borrower shall be deemed to have consented to such proposed assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice of such proposed assignment.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for review by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07

(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.
(d)    Any Lender may at any time (i) pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement to the Bank of Japan, and in each case this Section shall not apply to any such pledge or assignment; provided that no such pledge or assignment under this clause (d) shall release a Lender from any of its obligations hereunder.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured, provided that the deposits and other indebtedness owing by any Lender to the Borrower organized under the laws of any political subdivision of the United States shall be set-off prior to the set-off of the deposits or other indebtedness owed to the Borrower. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13    USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
SECTION 9.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Applicable Rate of Interest to the date of repayment, shall have been received by such Lender.
SECTION 9.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.16    Use of English Language.
(a)    All communications, notices, requests and demands under this Agreement and any other Loan Document shall be, and shall be effective when given or made, in the English language, and documents, information and materials to be furnished under this Agreement or under any other Loan Document shall be in the English language.
(b)    This Agreement is made in the English language. One Japanese language translation of this Agreement prepared by an interpreter approved by Japanese counsel to the Administrative Agent shall be the agreed Japanese language translation hereof for all purposes. Such translation and no other translation may be used in any proceeding in Japan. For all purposes, the English language version hereof shall be the original instrument and in the case of any conflict between the English and the Japanese versions of this Agreement and any other Loan document, the English version shall control.
SECTION 9.17    Decision-Making of the Required Lenders.
(a)    The procedures for the decision-making of the Required Lenders shall be as follows:
(i)    If a Lender determines that an event which requires instructions of the Required Lenders has occurred, such Lender may notify the Administrative Agent of its request for a decision of the Required Lenders in respect thereof.
(ii)    The Administrative Agent shall, upon receipt of the notice mentioned in the preceding clause (i), promptly give notice to the Lenders that a decision of the Required Lenders is required or requested.
(iii)    Each Lender which has received the notice mentioned in the preceding clause (ii) shall make a decision on the relevant event and notify the Administrative Agent of the contents of such Lender’s decision within five (5) Business Days.
(iv)    If a decision of the Required Lenders is reached pursuant to the preceding clauses (i) through (iii), the Administrative Agent shall notify promptly the Borrower and the Lenders of the contents thereof as the Required Lenders’ instructions.
(b)    If the Administrative Agent determines that an event which requires instructions of the Required Lenders other than those described in the preceding clause (a) has occurred, it may notify the Lenders that a decision of the Required Lenders is requested or required. The procedures after such notice shall comply with the provisions of clauses (iii) and (iv) of the preceding clause (a).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
DENTSPLY INTERNATIONAL INC., as the Borrower
By
    Name:
    Title:
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually as a Lender and as Administrative Agent
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE AKITA BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE AOMORI BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE CHIBA BANK, LTD., NEW YORK BRANCH,
as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE CHUGOKU BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

DEVELOPMENT BANK OF JAPAN INC., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE GUNMA BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE HACHIJUNI BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE HIGASHI-NIPPON BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE HIROSHIMA BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE HYAKUGO BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE HYAKUJUSHI BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE IYO BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE KEIYO BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE OGAKI KYORITSU BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE SHIGA BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE SHINKUMI FEDERATION BANK, as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE TAIKO BANK, LTD., as a Lender
By
    Name:
    Title:
Date of Signing: September ___, 2014

Local Time (at place of signing): ________ (Greenwich
    Mean Time [plus] [minus] _____ hours)

Location of Signing: ______________

Signature Page to Loan Agreement
DENTSPLY International Inc.

THE AKITA BANK, LTD.

Lending Office for all Loans:

THE AKITA BANK, LTD.
3-13-1 Kyobashi,
Chuo-ku, Tokyo 104-0031, Japan

ADDRESS FOR NOTICES:

THE AKITA BANK, LTD.
3-13-1 Kyobashi,
Chuo-ku, Tokyo 104-0031, Japan

Primary Contact:

Attention: Shin Sasaki
Telecopier No.: 03-3562-1948
Telephone No.: 03-3567-8411
Email: tokyo-branch@akita-bank.co.jp

Back Up Contact:

Attention: Katutoshi Murakami
Telecopier No.: 03-3562-1948
Telephone No.: 03-3567-8411
Email: tokyo-branch@akita-bank.co.jp

The Aomori Bank, Ltd.

Lending Office for all Loans:

The Aomori Bank, Ltd.
4-4-10 Nihonbashi Muromachi,
Chuo-ku, Tokyo 103-0022, Japan

ADDRESS FOR NOTICES:

The Aomori Bank, Ltd.
4-4-10 Nihonbashi Muromachi,
Chuo-ku, Tokyo 103-0022, Japan

Primary Contact:

Attention: Takayuki Kado
Telecopier No.: 03-3279-0431
Telephone No.: 03-3270-3461
Email: abank921i@a-bank.co.jp

Back Up Contact:

Attention: Takashi Kogawa
Telecopier No.: 03-3279-0431
Telephone No.: 03-3270-3461
Email: abank921i@a-bank.co.jp

The Chiba Bank, Ltd., New York Branch

Lending Office for all Loans:

The Chiba Bank, Ltd., New York Branch
1133 Avenue of the Americas, 15th FLoor
New York, NY 10036, United States of America

ADDRESS FOR NOTICES:

The Chiba Bank, Ltd., New York Branch
1133 Avenue of the Americas, 15th FLoor
New York, NY 10036, United States of America

Primary Contact:

Attention: Carmen A. Augustino
Telecopier No.: 1-212-354-8575
Telephone No.: 1-212-354-8390
Email: caugust@chibabank.co.jp

Back Up Contact:

Attention: Susana Ma
Telecopier No.: 1-212-354-8575
Telephone No.: 1-212-354-7892
Email: newyork@chibabank.co.jp

The Chugoku Bank, LTD.

Lending Office for all Loans:

The Chugoku Bank, LTD.
1-15-20 Marunouchi,
Kita-ku, Okayama , 700-0823, Japan

ADDRESS FOR NOTICES:

The Chugoku Bank, LTD.
1-15-20 Marunouchi,
Kita-ku, Okayama , 700-0823, Japan

Primary Contact:

Attention: Makoto Ishikawa
Telecopier No.: 086-234-6591
Telephone No.: 086-234-6539
Email: ishikawa_makoto@chugin.co.jp

Back Up Contact:

Attention: Shingo Sasaki
Telecopier No.: 086-234-6591
Telephone No.: 086-234-6539
Email: sasaki_shingo@chugin.co.jp

Development Bank of Japan Inc.

Lending Office for all Loans:

Development Bank of Japan Inc.
9-6, Otemachi 1-chome,
Chiyoda-ku, Tokyo 100-8178, Japan

ADDRESS FOR NOTICES:

Development Bank of Japan Inc.
9-6, Otemachi 1-chome,
Chiyoda-ku, Tokyo 100-8178, Japan

Primary Contact:

Attention: Miki Ogawa
Telecopier No.: 03-3270-2473
Telephone No.: 03-3244-1488
Email: miogawa@dbj.jp

Back Up Contact:

Attention: Masami Sasaki
Telecopier No.: 03-3270-2473
Telephone No.: 03-3244-1660
Email: matakah@dbj.jp

The Gunma Bank, Ltd.

Lending Office for all Loans:

The Gunma Bank, Ltd.
3-21 Nihonbashi, 2-chome,
Chuo-ku, Tokyo 103-8676, Japan

ADDRESS FOR NOTICES:

The Gunma Bank, Ltd.
3-21 Nihonbashi, 2-chome,
Chuo-ku, Tokyo 103-8676, Japan

Primary Contact:

Attention: Tetsuro Suzuki
Telecopier No.: 03-3231-3676
Telephone No.: 03-5202-5562
Email: gbmktfinance@gunmabank.co.jp

Back Up Contact:

Attention: Kenichi Arai
Telecopier No.: 03-3231-3676
Telephone No.: 03-5202-5563
Email: gbmktfinance@gunmabank.co.jp

THE HACHIJUNI BANK, LTD.

Lending Office for all Loans:

THE HACHIJUNI BANK, LTD.
1-22 Nihonbashi Muromachi, 4-chome,
Chuo-ku, Tokyo 103-0022, Japan

ADDRESS FOR NOTICES:

THE HACHIJUNI BANK, LTD.
1-22 Nihonbashi Muromachi, 4-chome,
Chuo-ku, Tokyo 103-0022, Japan

Primary Contact:

Attention: Yuuya Koike
Telecopier No.: 03-3246-4676
Telephone No.: 03-3246-4873
Email: yuuya2.koike@82bank.co.jp

Back Up Contact:

Attention: Ayumi Mominoki
Telecopier No.: 03-3246-4825
Telephone No.: 03-3277-0174
Email: ayumi.mominoki@82bank.co.jp

THE HIGASHI-NIPPON BANK, LTD.

Lending Office for all Loans:

THE HIGASHI-NIPPON BANK, LTD.
11-2 Nihonbashi, 3-chome,
Chuo-ku, Tokyo 103-8238, Japan

ADDRESS FOR NOTICES:

THE HIGASHI-NIPPON BANK, LTD.
11-2 Nihonbashi, 3-chome,
Chuo-ku, Tokyo 103-8238, Japan

Primary Contact:

Attention: Kaneaki Katsumata
Telecopier No.: 03-3271-3058
Telephone No.: 03-3273-6232
Email: katsumata-kaneaki@higashi-nipponbank.jp

Back Up Contact:

Attention: Kouji Metsugi
Telecopier No.: 03-3276-0569
Telephone No.: 03-3273-4051
Email: metsugi-kouji@higashi-nipponbank.jp

The Hiroshima Bank, Ltd.

Lending Office for all Loans:

The Hiroshima Bank, Ltd.
3-8, 1-Chome Kamiyacho,
Naka-ku, Hiroshima 730-0031, Japan

ADDRESS FOR NOTICES:

The Hiroshima Bank, Ltd.
3-8, 1-Chome Kamiyacho,
Naka-ku, Hiroshima 730-0031, Japan

Primary Contact:

Attention: Iwao Furuya
Telecopier No.: 082-248-4400
Telephone No.: 082-504-3944
Email: furuya2014@hirogin.co.jp

Back Up Contact:

Attention: Terumitsu Okano
Telecopier No.: 082-248-4400
Telephone No.: 082-504-3944
Email: furuya2014@hirogin.co.jp

THE HYAKUGO BANK, LTD.

Lending Office for all Loans:

THE HYAKUGO BANK, LTD.
1-2-6 Nihombashi,
Chuo-ku, Tokyo 103-8691, Japan

ADDRESS FOR NOTICES:

THE HYAKUGO BANK, LTD.
1-2-6 Nihombashi,
Chuo-ku, Tokyo 103-8691, Japan

Primary Contact:

Attention: Kenta Niwa
Telecopier No.: 03-3281-1660
Telephone No.: 03-3271-0151
Email: niwa37@hyakugo.co.jp

Back Up Contact:

Attention: Hirotaka Sudo
Telecopier No.: 03-3281-1660
Telephone No.: 03-3271-0151
Email: sudou18@hyakugo.co.jp

THE HYAKUJUSHI BANK, LTD.

Lending Office for all Loans:

THE HYAKUJUSHI BANK, LTD.
3-8-2 Nihonbashi,
Chuo-ku, Tokyo 103-8632, Japan

ADDRESS FOR NOTICES:

THE HYAKUJUSHI BANK, LTD.
3-8-2 Nihonbashi,
Chuo-ku, Tokyo 103-8632, Japan

Primary Contact:

Attention: Shutaro Horii
Telecopier No.: 03-3276-0677
Telephone No.: 03-3271-1282
Email: Tokyo@114bank.co.jp

Back Up Contact:

Attention: Hirofumi Kawata
Telecopier No.: 03-3276-0677
Telephone No.: 03-3271-1282
Email: Tokyo@114bank.co.jp

THE IYO BANK, LTD.

Lending Office for all Loans:

THE IYO BANK, LTD.
14-2 NIHOMBASHI HAKOZAKI CHO,
CHUO-KU, TOKYO 103-0015, JAPAN

ADDRESS FOR NOTICES:

THE IYO BANK, LTD.
14-2 NIHOMBASHI HAKOZAKI CHO,
CHUO-KU, TOKYO 103-0015, JAPAN

Primary Contact:

Attention: HISANORI NISHIYAMA
Telecopier No.: 03-3808-1913
Telephone No.: 03-3808-1911
Email: iyo789wmzl@iyobank.co.jp

Back Up Contact:

Attention: SATORU KATSUMATA
Telecopier No.: 03-3808-1913
Telephone No.: 03-3808-1911
Email: iyo789wmzl@iyobank.co.jp

THE KEIYO BANK, LTD.

Lending Office for all Loans:

THE KEIYO BANK, LTD.
11-11 FUJIMI, 1-CHOME,
CHUO-KU, CHIBA, 260-0015, JAPAN

ADDRESS FOR NOTICES:

THE KEIYO BANK, LTD.
11-11 FUJIMI, 1-CHOME,
CHUO-KU, CHIBA, 260-0015, JAPAN

Primary Contact:

Attention: TAKASHI TAKEI
Telecopier No.: 043-222-2844
Telephone No.: 043-222-2817
Email: kokusaigyom@keiyobk.jp

Back Up Contact:

Attention: SATORU KATSUMATA
Telecopier No.: 043-222-2844
Telephone No.: 043-222-2817
Email: kokusaigyom@keiyobk.jp

THE OGAKI KYORITSU BANK, LTD.

Lending Office for all Loans:

THE OGAKI KYORITSU BANK, LTD.
2-6-1 HATCHOBORI,
CHUO-KU, TOKYO 104-0032, JAPAN

ADDRESS FOR NOTICES:

THE OGAKI KYORITSU BANK, LTD.
2-6-1 HATCHOBORI,
CHUO-KU, TOKYO 104-0032, JAPAN

Primary Contact:

Attention: SHINTARO AKAGI
Telecopier No.: 03-3552-5185
Telephone No.: 03-3552-5151
Email: tokyo@okb.co.jp

Back Up Contact:

Attention: TSUKASA YANO
Telecopier No.: 03-3552-5185
Telephone No.: 03-3552-5151
Email: tokyo@okb.co.jp

THE SHIGA BANK, LTD.

Lending Office for all Loans:

THE SHIGA BANK, LTD.
Suite 4005-4007, 40/F, Two Exchange Square,
8 Connaught Place, Central, Hong Kong

ADDRESS FOR NOTICES:

THE SHIGA BANK, LTD.
Suite 4005-4007, 40/F, Two Exchange Square,
8 Connaught Place, Central, Hong Kong

Primary Contact:

Attention: Takahiro Kimura
Telecopier No.: (+852)-2845-7933
Telephone No.: (+852)-2845-6548
Email: br088@shigabk.com.hk

Back Up Contact:

Attention: Tatsuya Tomida
Telecopier No.: (+852)-2845-7933
Telephone No.: (+852)-2845-6548
Email: br088@shigabk.com.hk

The Shinkumi Federation Bank

Lending Office for all Loans:

The Shinkumi Federation Bank
1-9-1 Kyobashi,
Chuo-ku, Tokyo 104-8310, Japan

ADDRESS FOR NOTICES:

The Shinkumi Federation Bank
1-9-1 Kyobashi,
Chuo-ku, Tokyo 104-8310, Japan

Primary Contact:

Attention: Takeshi Tanaka
Telecopier No.: 03-3562-6110
Telephone No.: 03-3562-5167
Email: t-tanaka@zenshinkumiren.or.jp

Back Up Contact:

Attention: Nobutaka Yamada
Telecopier No.: 03-3562-6110
Telephone No.: 03-3562-5167
Email: yamada@zenshinkumiren.or.jp

The Taiko Bank, Ltd.

Lending Office for all Loans:

The Taiko Bank, Ltd.
3-28-13 Nishi Ikebukuro,
Toshima-ku, Tokyo 171-0021, Japan

ADDRESS FOR NOTICES:

The Taiko Bank, Ltd.
3-28-13 Nishi Ikebukuro,
Toshima-ku, Tokyo 171-0021, Japan

Primary Contact:

Attention: Jota Kushiro
Telecopier No.: 03-3988-1233
Telephone No.: 03-3988-1221
Email: Not provided

Back Up Contact:

Attention: Tsuyoshi Takahashi
Telecopier No.: 03-3988-1233
Telephone No.: 03-3988-1221
Email: Not provided

SCHEDULE 2.01
COMMITMENTS

LENDER	COMMITMENT
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	JPY 2,692,500,000
DEVELOPMENT BANK OF JAPAN INC.	JPY 1,800,000,000
THE SHINKUMI FEDERATION BANK	JPY 1,000,000,000
THE CHIBA BANK, LTD.	JPY 750,000,000
THE SHIGA BANK, LTD.	JPY 750,000,000
THE CHUGOKU BANK, LTD.	JPY 530,000,000
THE GUNMA BANK, LTD.	JPY 530,000,000
THE HACHIJUNI BANK, LTD.	JPY 530,000,000
THE HIGASHI-NIPPON BANK, LTD.	JPY 530,000,000
THE HIROSHIMA BANK, LTD.	JPY 530,000,000
THE HYAKUGO BANK, LTD.	JPY 530,000,000
THE IYO BANK, LTD.	JPY 530,000,000
THE KEIYO BANK, LTD.	JPY 530,000,000
THE AKITA BANK, LTD.	JPY 280,000,000
THE AOMORI BANK, LTD.	JPY 280,000,000
THE HYAKUJUSHI BANK, LTD.	JPY 280,000,000
THE OGAKI KYORITSU BANK, LTD.	JPY 280,000,000
THE TAIKO BANK, LTD.	JPY 200,000,000
AGGREGATE COMMITMENT	JPY 12,552,500,000

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower:
DENTSPLY International Inc.

4.	Administrative Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the administrative agent under the Loan Agreement

5.	Loan Agreement:
The Loan Agreement dated as of September 22, 2014 among DENTSPLY International Inc., the Lenders parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

1 Select as applicable.

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

JPY	JPY	%
JPY	JPY	%
JPY	JPY	%

Assignment Effective Date:          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
    Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
    Title:
Consented to and Accepted:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent
By:

    Title:
[Consented to:]
DENTSPLY INTERNATIONAL INC.
By:

    Title:

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.09 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee; provided that any amounts in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) which have accrued prior to the Assignment Effective Date and are received by the Assignee after the Assignment Effective Date (any such amounts, “Accrued Payments”) shall be held in trust by the Assignee and the Assignee shall promptly deliver such Accrued Payments to the Assignor in precisely the form received.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF OPINION OF GENERAL COUNSEL FOR THE BORROWER
[See attached.]

EXHIBIT C
[Intentionally Omitted]

EXHIBIT D
[Intentionally Omitted]

EXHIBIT E
LIST OF CLOSING DOCUMENTS
DENTSPLY INTERNATIONAL INC.
CREDIT FACILITIES
September 22, 2014
LIST OF CLOSING DOCUMENTS
A.    LOAN DOCUMENTS

1.
Loan Agreement (the “Loan Agreement”) by and among DENTSPLY International Inc., a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a term loan facility to the Borrower from the Lenders in an aggregate principal amount of JPY 12,552,500,000.

SCHEDULES

Schedule 2.01	--	Commitments
Schedule 6.01	--	Existing Liens
Schedule 6.04	--	Existing Debt

EXHIBITS

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Opinion of General Counsel to Borrower
Exhibit C	--	[Intentionally Omitted]
Exhibit D	--	[Intentionally Omitted]
Exhibit E	--	List of Closing Documents
Exhibit F	--	[Intentionally Omitted]
Exhibit G-1	--	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit G-2	--	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit G-3	--	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit G-4	--	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit H	--	Form of Borrowing Request
Exhibit I	--	Form of Receipt

2.	Receipt executed by the Borrower pursuant to Section 2.10(e) of the Loan Agreement.

B.    CORPORATE DOCUMENTS

3.
Certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Borrower, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of the Borrower as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Borrower authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of the Borrower authorized to sign the Loan Documents to which it is a party, and authorized to request a Borrowing under the Loan Agreement.

4.
Good Standing Certificate (or analogous documentation if applicable) for the Borrower from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

C.    OPINIONS

5.	Opinion of Deborah M. Rasin, general counsel for the Borrower.
D.    CLOSING CERTIFICATES AND MISCELLANEOUS

6.
A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying the following: (i) all of the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct and (ii) no Default has occurred and is then continuing.

7.
A Certificate signed by the chief financial officer of the Borrower, certifying that the Borrower is, on a consolidated basis, Solvent at the Effective Date and immediately after giving effect to the Transactions.

EXHIBIT F
[Intentionally Omitted]

EXHIBIT G-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DENTSPLY International Inc. (the “Borrower”), the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as the Receipt evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:

Name:

Title:
Date:     , 20[    ]

EXHIBIT G-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DENTSPLY International Inc. (the “Borrower”), the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:

Name:

Title:
Date:     , 20[    ]

EXHIBIT G-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DENTSPLY International Inc. (the “Borrower”), the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:

Name:

Title:
Date:     , 20[    ]

EXHIBIT G-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of September 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DENTSPLY International Inc. (the “Borrower”), the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as the Receipt evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as the Receipt evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:

Name:

Title:
Date:     , 20[    ]

EXHIBIT H
FORM OF BORROWING REQUEST
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Administrative Agent
for the Lenders referred to below
[Address]
With a copy to:
[Address and recipient]
Re: DENTSPLY International Inc.
[Date]
Ladies and Gentlemen:
Reference is hereby made to the Loan Agreement dated as of September 22, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DENTSPLY International Inc. (the “Borrower”), the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Loan Agreement that it requests a Borrowing under the Loan Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:
1.    Aggregate principal amount of Borrowing:4
2.    Date of Borrowing (which shall be a Business Day):

3.
Proceeds of the Borrowing are to be effected pursuant to a net settlement with the “Agent” under the Existing Loan Agreement pursuant to Article 15 thereof (for distribution by the “Agent” to the “Lenders” thereunder pursuant to Article 16 of the Existing Loan Agreement) to repay in full the “Loans” and other obligations outstanding under the Existing Loan Agreement.

[Signature Page Follows]

The undersigned hereby represents and warrants that the conditions to lending specified in Section 4.01 of the Loan Agreement are satisfied as of the date hereof.
Very truly yours,
DENTSPLY INTERNATIONAL INC.,
as the Borrower
By:
Name:
Title:
[By:
Name:
Title:]

EXHIBIT I
[FORM OF] RECEIPT
[_____], 2014
To:    The Bank of Tokyo-Mitsubishi UFJ, Ltd.
[Other Lenders],
each as a Lender

c/o:    The Administrative Agent
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Administration Office, Syndicated Finance Division

____________________________
DENTSPLY International Inc.

Reference is hereby made to the Loan Agreement dated as of September 22, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among DENTSPLY International Inc. (the “Borrower”), the Lenders from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

We hereby confirm that we have made the Borrowings described below from each Lender and received the respective borrowed monies on the date hereof.

DESCRIPTION
Aggregate Amount:    JPY 12,552,500,000

Detailed Statement:

Lenders	Borrowed Amount
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	JPY [________]
[Other Lenders]	JPY [________]

*****

DENTSPLY INTERNATIONAL INC.,
as the Borrower
By:
Name:
Title: